EXHIBIT 10.25

LEASE AGREEMENT

This Lease, made this 1st day of October, 2006 between El Camino Center, a California Limited Partnership, hereinafter called Landlord, and Danger, Inc., a California corporation, hereinafter called Tenant.

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the “Premises”) outlined in red on Exhibit “A”, attached hereto and incorporated herein by this reference thereto more particularly described as follows:

Approximately 18,850 square feet of rentable space commonly known as 380 Portage Avenue, Palo Alto, County of Santa Clara, California.

As used herein the Complex shall mean and include all of the land outlined in red and described in Exhibit “B”, attached hereto, and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land. The Building shall mean the building in which the Premises are located.

Landlord agrees to provide for the improvement of the Premises upon such terms and conditions as set forth in Exhibit “C”, attached hereto and incorporated herein by this reference thereto.

Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

1. USE Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general, office, and other related legal uses. Tenant shall not do or permit to be done in or about the Premises or the Complex nor bring or keep or permit to be brought or kept in or about the Premises or the Complex anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of common area of the Complex. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorney’s fees, or liability arising out of failure of Tenant to comply with any applicable law. Except as expressly set forth in this Lease, Tenant shall not use the Premises for any use or purpose contrary to applicable law now or hereinafter in effect. Tenant shall comply with any recorded covenant, condition, or restriction (“CC&R’s”) affecting the Premises; provided however, Landlord agrees not to enter into any future CC&R’s that would adversely affect Tenant’s rights hereunder or materially increase Tenant’s obligations hereunder. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex.

2. TERM

A. The term of this Lease shall be for a period of approximately Five (5) years and three (3) months (unless sooner terminated as hereinafter provided) and, subject to Paragraphs 2(B) and 3, shall commence on the Commencement Date and shall expire on the 31st day of December, 2011 (the “Expiration Date”), subject to earlier termination or extension as herein provided.

B. Possession of the Premises shall be deemed tendered and the term of this Lease shall commence when the first of the following occurs (the “Commencement Date”):

(1)	One day after mutual execution of this Lease.

3. POSSESSION If Landlord, for any reason whatsoever, cannot deliver possession of said Premises to Tenant on the Commencement Date, as hereinbefore specified, this Lease shall not be void or voidable; nor shall the obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord’s agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the Commencement Date shall be revised to conform to the date of Landlord’s delivery of possession, and the Expiration Date shall remain December 31, 2011. Notwithstanding the foregoing, if the delivery of the Premises is later than October 31, 2006 (except those delays caused by Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord’s control) Tenant, at its option, may, by written notice to Landlord, terminate this Lease. Notwithstanding anything above in Paragraphs 2 or 3, if this Lease is executed anytime between October 1, 2006 and October 30, 2006, the term shall not be adjusted but shall commence one day following the day upon which the Lease has been executed by both parties hereto and shall terminate on December 31, 2011 except as set forth elsewhere in this Lease.

4. RENT

A. Basic Rent. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total sum of One Million Seven Hundred Seventy-five Thousand Six Hundred Seventy ($1,775,670.00) Dollars in lawful money of the United States of America, payable as follows:

$0.00	shall be due and payable on or before the first day of September 2006 and on or before the first day of each succeeding month through December 2006.

$22,620.00	shall be due and payable on or before the first day of January 2007 and on or before the first day of each succeeding month through June 2007.

$28,275.00	shall be due and payable on or before the first day of July 2007 and on or before the first day of each succeeding month through December 2007.

$29,217.50	shall be due and payable on or before the first day of January 2008 and on or before the first day of each succeeding month through December 2008.

$30,160.00	shall be due and payable on or before the first day of January 2009 and on or before the first day of each succeeding month through December 2009.

$31,102.50	shall be due and payable on or before the first day of January 2010 and on or before the first day of each succeeding month through December 2010.

$32,045.00	shall be due and payable on or before the first day of January 2011 and on or before the first day of each succeeding month through December 2011.

B. Time for Payment. In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to the actual number of days in such calendar month.

C. Late Charge. Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rent as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default ten (10) days. Said late charge shall equal ten (10%) percent of each rental payment so in default.

D. Additional Rent. Beginning in January 2007, Tenant shall pay to Landlord in addition to the Basic Rent and as Additional Rent the following:

(1)	Tenant’s proportionate share of all utilities relating to the Complex as set forth in Paragraph 11, and

(2)	Tenant’s proportionate share of all Real Estate Taxes relating to the Complex as set forth in Paragraph 12, and

(3)	Tenant’s proportionate share of all insurance premiums relating to the Complex, as set forth in Paragraph 15, and

(4)	Tenant’s proportionate share of expenses for the operation, management, maintenance and repair of the Building (including common areas of the Building) and Common Areas of the Complex in which the Premises are located as set forth in Paragraph 7, and

(5)	All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including attorney’s fees and legal expenses, that may accrue thereto in the event of Tenant’s failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant’s part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

Tenant shall pay to Landlord monthly, in advance, Tenant’s prorata share of an amount estimated by Landlord to be Landlord’s approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled in writing {the “Reconciliation Statement”) and provided to Tenant within one hundred fifty (150) days after the end of each calendar year as compared to Landlord’s actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord refunding to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Additional Rent items.

Tenant’s payment for such Additional rent as of January 2007 shall be Five Thousand Seven Hundred ($5,700.00) Dollars per month. Any payments required to be made by Tenant for Additional Rent shall be made by check or instrument separate from that check or instrument used by Tenant to make any payments for Basic Rent pursuant to paragraph 4 A.

The respective obligations of Landlord and Tenant accruing under this paragraph prior to the expiration or earlier termination of the Lease shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

Notwithstanding this Paragraph 4.D, if Tenant occupies the Premises with operating personnel for the conduct of its normal business activities (construction and facilities personnel engaged in preparing the space for Tenant’s occupancy shall not be considered operating personnel) prior to January 2007, Tenant shall immediately upon such occupancy commence payment of Additional Rent prorated as necessary for partial month occupancy based on a monthly estimated Additional Rent payment of $5,700.00. Tenant shall, as of the commencement date of the Lease, be responsible for the cost and expense of all utilities providing service exclusively to the Premises, janitorial service to the Premises, and all other services to be contracted for directly by Tenant as provided for in Paragraph 11 of the Lease.

E. Place of Payment of Rent and Additional Rent. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord c/o

Robert Wheatley Properties at 3225 Ash Street, Palo Alto, California 94306, or to such other person or to such other place as Landlord may from time to time designate in writing.

F. Tenant’s Audit Right. Landlord shall maintain records respecting Real Estate Taxes, utility and common area maintenance expenses and insurance premiums for the Building and shall determine the same in accordance with sound management practices consistently applied. Tenant or its representative shall have the right to examine such records during normal business hours at the place or places where such records are normally kept upon reasonable prior notice specifying the records Tenant desires to examine, delivered to Landlord no later than ninety (90) days following the furnishing of the Reconciliation Statement. Tenant may take exception to matters included in utility expenses, Taxes, insurance premiums or common area maintenance expenses, or Landlord’s computation of Tenant’s proportionate share of any of the foregoing, by sending notice specifying such exception and the reasons therefor to Landlord no later than sixty (60) days after Tenant’s examination of Landlord’s records pursuant to this Section. If Tenant takes exception to any matter contained in the Reconciliation Statement as provided herein, Landlord shall refer the matter to an independent certified public accountant mutually acceptable to Landlord and Tenant, whose certification as to the proper amount shall be rendered within sixty (60) days and shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was over-billed by more than five percent (5%). Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Additional Rent in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved.

G. Security Deposit. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum of Thirty Nine Thousand ($39,000.00) Dollars. Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If, after notice and failure to cure within the time periods set forth in Section 22 hereof, Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of accrued but unpaid rent plus any other amount which Landlord may spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the Lease term and within forty-five (45) days after Tenant has vacated the Premises. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said Deposit to Landlord’s successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefore, so long as Landlord’s successor in interest agrees in writing to hold the Security Deposit in accordance with this Section 4.G.

5. RULES AND REGULATIONS AND COMMON AREA Subject to the terms and conditions of this Lease and such Rules and Regulations as Landlord may from time to time prescribe, Tenant and Tenant’s employees, invitees and customers shall, in common with other occupants of the Complex in which the Premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Complex in which the Premises are located, which areas and facilities are referred to herein as “Common Area” This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Area, so long as such changes do not adversely affect access to or visibility of the Premises or materially increase Tenant’s payment for Additional Rent. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Complex, and such rules and regulations shall be applied in a nondiscriminatory fashion as determined solely by Landlord. The Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such Rules and Regulations may be amended by Landlord from time to time, with written notice, and all amendments shall be effective upon delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Complex of any of said Rules and Regulations. To the extent that any of the Rules and Regulations conflict with any of the provisions of this Lease, the latter shall control.

Landlord shall operate, manage and maintain the Common Area of the Building and Complex in good order, condition, and repair. The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the discretion of Landlord comparable to that of prudent landlords of other comparable buildings in the Palo Alto, California area.

6. PARKING Tenant shall have the right (but not the obligation), at no additional expense except as otherwise provided for herein, to use up to sixty-six (66) unreserved parking spaces in the common parking areas of the Complex. Tenant agrees that Tenant, Tenant’s employees, agents, representatives and/or invitees shall not use parking spaces in excess of said spaces allocated to Tenant hereunder. Landlord shall have the right, at Landlord’s sole discretion, to specifically designate the location of Tenant’s parking spaces within the common parking areas of the Complex in the event of a dispute among the tenants occupying the building and/or Complex referred to herein, in which event Tenant agrees that Tenant, Tenant’s employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant’s use. Said parking spaces, if specifically designated by Landlord to Tenant, may be relocated by Landlord at any time, and from time to time. Landlord reserves the right, at Landlord’s sole discretion and upon written notice to Tenant specifying the reasons therefor, to rescind any specific designation of parking spaces, thereby returning Tenant’s parking spaces to the common parking area. Landlord shall give Tenant written notice of any change in Tenant’s parking spaces, but in no event shall Landlord reduce the number of Tenant’s available parking spaces below sixty-six (66). Tenant shall not, at any time, park, or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of Tenant’s trucks or other vehicles or the trucks and vehicles of Tenant’s suppliers or others, in any portion of the common area not designated by Landlord for such use by Tenant. Tenant shall not park not permit to be parked, any inoperative vehicles or equipment on any portion of the common parking area or other common areas of the Complex. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than such designated parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, ten ($10.00) Dollars per day for each day or partial day each such vehicle is parked in any area other than that designated (Landlord shall promptly notify Tenant of parking violations if Landlord intends to Charge Tenant for such violations so that Tenant will not unknowingly continue to accrue violations. Tenant hereby authorizes Landlord at Tenant’s sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

7. EXPENSES OF OPERATION, MANAGEMENT AND MAINTENANCE OF THE COMMON AREAS OF THE COMPLEX, PREMISES AND BUILDING IN WHICH THE PREMISES ARE LOCATED As Additional Rent and in accordance with Paragraph 4 D of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share (calculated on a square footage or other more equitable basis as calculated by Landlord) of all expenses of operation, management, maintenance and repair of the Common Areas of the Complex including, but not limited to, license, permit and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance of landscaped areas, lakes, parking lots, sidewalks, driveways; maintenance, repair and replacement of all fixtures and electrical, mechanical and plumbing systems; structural elements and exterior surfaces of the buildings; salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord shall amortize its investment in said improvements (together with interest at a rate of interest not to exceed the prime rate then being charged by major banks plus two (2) percent on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses.

As Additional Rent and in accordance with paragraph 4D of this Lease, Tenant shall pay its proportionate share (calculated on a square footage or other more equitable basis as calculated by Landlord) of the cost of operation (including common utilities), management, maintenance and repair of the Premises and the building (including common areas such as lobbies, restrooms, janitor’s closets, hallways, elevators, mechanical and telephone rooms, stairwells, entrances, spaces above the ceilings) in which the Premises are located. To the extent applicable to the Premises the maintenance items herein referred to include, but are not limited to, janitorization, electrical systems (such as outlets, lighting fixtures, lamps, bulbs, tubes, ballasts), heating and airconditioning controls (such as mixing boxes, thermostats, time clocks, supply and return grills), all interior improvements within the Premises including but not limited to: wall coverings, window coverings, acoustical ceilings, vinyl tile, carpeting, partitioning, doors (both interior and exterior, including closing mechanisms, latches, locks), and all other interior improvements of any nature whatsoever, all windows, window frames, plate glass, glazing, truck doors, main plumbing systems of the building (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), main electrical systems (such as panels and conduits), heating and air conditioning systems (such as compressors, fans, air handlers, ducts, boilers, heaters), store fronts, roofs, downspouts, building common area interiors (such as wall coverings, window coverings, floor coverings and partitioning), ceilings, building exterior doors, skylights (if any), automatic fire extinguishing systems and elevators; license, permit, and inspection fees; security; salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord shall amortize its investment in said improvements (together with interest at a rate of interest not to exceed the prime rate then being charged by major banks plus two (2) percent on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses. Tenant hereby waives all rights under, and benefits of, subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant’s sole expense upon Lease termination.

Notwithstanding the foregoing, “Additional Rent” as used herein shall not include Landlord’s debt repayments; interest on charges; expenses directly or indirectly incurred by Landlord for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants (including, without limitation, leasing commissions, advertising and marketing expenses); depreciation; interest, or executive salaries, nor shall “Additional Rent” include the following items: (i) costs of a capital nature, including but not limited to capital improvements and alterations, capital repairs, capital equipment, and capital tools as determined in accordance with generally accepted accounting principles, except as specifically set forth in this Section 7, (iii) loan fees, interest and principal payments or like carrying costs on loans, (iv) ground rental payments, (v) costs reimbursed by insurance proceeds (excluding deductible amounts which may be included), (vi) attorneys’ fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Complex, (vii) costs with respect to the creation of a mortgage or a superior lease or in connection with a sale of the Building or Complex, (viii) costs incurred due to violations by any tenant in the Complex, of the terms and conditions of any lease, (ix) penalties and interest for late payment of any obligation of Landlord, (x) Landlord’s corporate general overhead or corporate general administrative expenses (Landlord’s property manager’s management fee shall be included), (xi) costs of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant, (xii) overhead profit increments paid to Landlord’s subsidiaries or affiliates for management or other services on or to the building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis, (xiii) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord (this shall not be construed to exclude any of

Landlord’s property manager’s personnel providing services at the Complex), (xiv) any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Complex, or due to Landlord’s negligence or willful misconduct, (xv) the cost of correcting any building code violations which were violations prior to the Commencement Date of this Lease, (xvi) the cost of containing, removing, or otherwise remediating any contamination of the Complex (including the underlying land and ground water) by any toxic or hazardous materials (including, without limitation, asbestos and “PCB’s”) where such contamination was not caused by Tenant, (xvii) costs for sculpture, paintings, or other objects of art (and insurance thereon or extraordinary security in connection therewith), and (xviii) any other expense not provided for in the Lease that under generally accepted accounting principles and practices consistently applied would not be considered a normal maintenance or operating expense.

Tenant agrees to provide five-day janitorial service for the leased Premises and Landlord agrees to maintain the Complex in a first-class manner.

8. ACCEPTANCE AND SURRENDER OF PREMISES Except as expressly provided herein, by entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such Building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.

Notwithstanding anything to the contrary in this Lease, Landlord, to the best of Landlord’s knowledge on the Commencement Date represents that (a) the Premises in all material aspects comply with all laws, codes, ordinances and other governmental requirements then applicable to the Premises (b) the Premises are structurally sound and water tight, (c) the Premises, including the improvements and equipment (including the roof, HVAC, plumbing, electrical, lighting, mechanical and life safety systems) therein, are in good working order, condition, and repair, and (d) the Premises are free of contamination by any petroleum, asbestos, PCB’s, or radioactive materials or any other hazardous or toxic substances then regulated by any applicable local, state, or federal law (Tenant represents that it is aware that Hazardous Materials have been found in the groundwater in the area in which the Complex is located and that Landlord has previously remediated soil contamination from a previous tenant of the Complex and that, while not accepting responsibility for any contamination preceding Tenant’s occupancy, Tenant has conducted any investigations it deems necessary relative to Hazardous Materials). In the event of any breach of any of the foregoing warranties, Landlord shall promptly rectify the same at its sole cost and expense. Tenant shall have until sixty (60) days after its occupancy of the Premises for the purpose of conducting its normal business activities to notify Landlord of any breach of the representations in (a), (b) , and (c) above. There shall be no time limit on Tenant’s notification of Landlord as to a breach of the representation set forth in (d) above.

Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (casualty not caused by or contributed to by Tenant, condemnation, maintenance obligations of Landlord or normal wear and tear excepted), with all interior walls painted, or cleaned so that they appear freshly painted, and repaired, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; the air conditioning and heating equipment serviced by a reputable and licensed service firm and in good operating condition (provided the maintenance of such equipment has been Tenant’s responsibility during the term of this Lease) together with all alterations, additions and improvements which may have been made in, to, or on the Premises (except movable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from Landlord at the time it makes an alteration (or at the time it requests Landlord’s consent to an alteration, if such consent is required under Section 9) whether Landlord desires to have such alteration removed and the damage caused by such alteration and removal repaired and if Landlord shall so desire, then Tenant shall remove such alteration and make such repairs before the end of this Lease at Tenant’s sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

9. ALTERATIONS AND ADDITIONS Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant, but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. If Landlord consents to the making of any alteration, addition, or improvement to or of the Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense. Any modifications to the building or building systems required by governmental code or otherwise as a result of Tenant’s alterations, additions or improvements shall be made at Tenant’s sole cost and expense. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, airconditioning, partitioning, drapery, carpeting and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make any alterations or additions, without having obtained consent from Landlord to do so (which consent shall not be unreasonably withheld or delayed), and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant’s own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic’s liens filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant. Notwithstanding anything to the contrary in this Section 9, Tenant shall be permitted to make non-structural interior alterations and additions reasonably valued at less than Five Thousand ($5,000.00) dollars (separate projects done the same general time frame shall be reasonably construed to be one project for purposes of this exception) without first obtaining Landlord’s written permission but with reasonably detailed notice to Landlord describing the work, the location of the work within the Premises and plans if any are made adequate to be able to determine the extent of the alterations and additions performed by Tenant; all such alterations and additions done without having first obtained Landlord’s written consent shall be removed and the damage caused by such alteration and removal repaired before the end of this Lease at Tenant’s sole cost and expense unless such requirement is specifically waived by Landlord in writing prior to the expiration of the Lease.

10. BUILDING PLANNING In the event Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with the building planning program, Landlord, upon notifying Tenant in writing, shall have the right to move Tenant to space in the Complex of which the Premises form a part (said space shall be substantially the same size or larger as the Premises with substantially the same quality of leasehold improvements and Tenant’s moving costs shall include reprinting of Tenant’s stationary and business cards to reflect the new location and Tenant’s move shall be accomplished in a manner as to cause Tenant minimal disruption as reasonably possible to Tenant’s ongoing business operation), at Landlord’s sole cost and expense, and the terms and conditions of the original lease shall remain in full force and effect, save and excepting that the Premises shall be in a new location. However, if the new space does not meet with Tenant’s approval, Tenant shall have the right to cancel said Lease upon giving Landlord thirty (30) days written notice within ten (10) days of receipt of Landlord’s notification.

11. UTILITIES OF THE BUILDING IN WHICH THE PREMISES ARE LOCATED Tenant shall contract for electric, refuse, and gas service exclusively serving the Premises and pay for the same directly to the City of Palo Alto. Tenant shall also pay directly to providers selected by Tenant the cost of all telephone, data, alarm, or electronic communications services. As Additional Rent and in accordance with paragraph 4D of this Lease, Tenant shall pay its proportionate share (calculated on a square footage or other more equitable basis as calculated by Landlord) of the cost of all common utility charges such as water, gas, electricity, electronic communications service, sewer service, and any other utilities, materials or services furnished directly to the building in which the Premises are located, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed.

Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Notwithstanding the foregoing, in the event that Tenant’s use of the Premises is substantially impaired for seven (7) consecutive days due to reasons within the Landlord’s reasonable control, including, without limitation, disruption in services or loss of total access to the Premises, then Tenant shall be entitled to an equitable abatement of rent commencing on the eighth (8th) day to the extent of the interference with Tenant’s use of the Premises occasioned thereby.

Provided that Tenant is not in default in the performance or observance of any of the terms, covenants or conditions of this Lease to be performed or observed by it (or Tenant has cured said default within the time periods set forth in Section 22 hereof), Landlord shall furnish to the Premises subject to the rules and regulations of the Complex hereinbefore referred to, reasonable quantities of water required in Landlord’s judgement for the comfortable use and occupation of the Premises for such purposes. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the building fire protection, heating, ventilating and airconditioning systems. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises which will materially increase the amount of water usually furnished or supplies to premises being used as general office space. If Tenant shall require water in excess of that usually furnished or supplied to premises being used as general office space, Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld and Landlord may cause a water meter to be installed in the Premises in order to measure the amount of water consumed for any such excess use. The cost of any such meter and of the installation, maintenance and repair thereof, all charges for such excess water consumed (as shown by such meters and at the rates then charged by the furnishing public utility); and any additional expense incurred by Landlord in keeping account of water so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefor promptly upon demand by Landlord.

12. TAXES

A. As Additional Rent and in accordance with paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share of all Real Property Taxes, which prorata share shall be allocated to the leased Premises by square footage or other more equitable basis, as calculated by Landlord. The term “Real Property Taxes”, as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Complex) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex; and (iii) all costs and fees (including attorney’s fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord’s business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such Real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term “Real Property Taxes”. Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources.

B. Taxes on Tenant’s Property

(1) Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

(2) If the Tenant improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for Real Property Tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the Real Property Taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of 12A(i), above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

13. LIABILITY INSURANCE Tenant, at Tenant’s expense, agrees to keep in force during the term of this Lease a policy of commercial general liability with limits of $2, 000,000 per occurrence/$3, 000,000 aggregate (including excess liability policies if any) for bodily injury, property damage and personal injury occurring in, on or about the Premises or Complex. The policy or policies affecting such insurance, certificates of which shall be furnished to Landlord, shall name Landlord as additional insured, and shall insure against the acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days’ prior written notice to Landlord. If, during the term of this Lease, in the considered opinion of Landlord’s Lender, insurance advisor or counsel, the amount of insurance described in this paragraph 13 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s Lender, insurance advisor or counsel shall reasonably deem adequate.

14. TENANT’S PERSONAL PROPERTY INSURANCE AND WORKER’S COMPENSATION INSURANCE Tenant shall maintain a policy or policies of fire and property damage insurance in “Special Form” form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

Tenant shall also maintain a policy or policies of worker’s compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

Landlord and Tenant each carry property insurance as required by Paragraphs 15 and 14 of the Lease respectively whereby Landlord insures the Premises and Tenant insures the contents of the Premises as more particularly described therein. Notwithstanding the language of Paragraph 14 of the Lease which states that Landlord shall have no interest in Tenant’s insurance proceeds, if Tenant elects to purchase and keep in force a policy or policies of property insurance coverage for tenant improvements constructed and/or paid for by Tenant consisting of alterations or additions to the Premises which would reasonably be construed to “at once become a part of the Premises and belong to Landlord” as stated in Paragraph 9 of the Lease (“Tenant Alterations”), then Tenant shall, upon issuance of said policy or policies of property insurance, issue a certificate of insurance to Landlord showing the type and amount of coverage in place on said Tenant Alterations and naming Landlord as a “Loss Payee” to ensure Landlord access to said funds as appropriate for rebuilding of the Premises in the event of damage to or destruction of said Tenant Alterations. As to Tenant Alterations only (but not including other parts of the Premises or Complex), Tenant’s policy or policies of insurance shall be considered primary and shall be exhausted prior to application of coverage under Landlord’s policies of insurance. Landlord shall not have any rights against Tenant’s insurance proceeds for reimbursement to Tenant for the cost of Tenant’s personal property, inventory, or trade fixtures.

15. PROPERTY INSURANCE Landlord shall purchase and keep in force and, as Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of policy or policies of insurance covering loss or damage to the Premises and Complex in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “Special Form” insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. If such insurance cost is increased due to Tenant’s use of the Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Complex.

Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party (or to the extent there would have been such coverage had such party carried the insurance required hereunder), from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party’s insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.

16. INDEMNIFICATION Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Complex by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises or the Complex but excluding, however, the negligence of Landlord, its agents, servants, employees, invitees, or contractors. Except as to injury to persons or damage to property the principal cause of which is the negligence of Landlord, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorney’s fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever.

17. COMPLIANCE Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of these provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Tenant shall not be responsible for compliance with any laws, codes, ordinances or other governmental directives where such compliance is not related specifically to Tenant’s use, alteration, or occupancy of the Leased

Premises. For example, if any governmental authority should require any portion of the Complex or the Premises to be structurally strengthened against earthquake, or should require the removal of Hazardous Materials from the Premises and such measures are imposed as a general requirement applicable to all tenants rather than as a condition to Tenant’s specific use, alteration, or occupancy of the leased Premises, such work shall be performed by and at the sole cost of Landlord. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises.

18. LIENS Tenant shall keep the Premises and the Complex free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.

19. ASSIGNMENT AND SUBLETTING Tenant shall not assign, transfer or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld, conditioned, or delayed. As a reasonable condition for granting its consent to any subletting, Landlord may require that Tenant agrees to pay to Landlord, as additional rent, 50% of all rents received by Tenant from its subtenants in excess of the rent payable by Tenant to Landlord hereunder, after Tenant first deducts its reasonable costs directly attributable to the sublease. Tenant shall, by one hundred twenty (120) days’ written notice, advise Landlord of its intent to sublet the Premises or any portion thereof for any part of the term hereof. If Tenant gives notice to sublet all or substantially all of the Premises, then upon receipt of said notice, Landlord may, in its sole discretion, elect to terminate this Lease as to the portion of the Premises described in Tenant’s notice on the date specified in Tenant’s notice. If Tenant intends to sublet the entire Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Tenant’s notice. If, however this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a pro-rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue in full force and effect. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the premises, without also having obtained the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord may require Tenant to pay all reasonable expenses in connection with the assignment, and Landlord may require Tenant’s assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease. Notwithstanding this Paragraph 19, Landlord’s consent shall not be required for any assignment or subletting to (i) an entity controlled by, under the control of, or under common control with Tenant (ii) an entity with which Tenant may merge or consolidate or (iii) an entity acquiring all or substantially all of Tenant’s assets (each a “Permitted Transferee”); nevertheless, Tenant shall, upon any such assignment or subletting to a Permitted Transferee, give notice to Landlord as soon practically possible and in sufficient detail so that Landlord has the name, entity type, relationship to Tenant, business address, and other pertinent information relating to the assignee or subtenant Notwithstanding anything herein to the contrary, a change in the control of Tenant shall not be deemed an assignment or subletting requiring the consent of Landlord, but Tenant shall notify Landlord, as soon as practicable, of such change in control.

20. SUBORDINATION AND MORTGAGES In the event Landlord’s title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as “Lender”) to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender’s deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. If Tenant does not execute said subordination agreement within five (5) business days of delivery to Tenant, then Tenant hereby irrevocably appoints Landlord the attorney in fact of Tenant to execute, deliver and record any such instrument or instruments for and in the name and on behalf of Tenant. Notwithstanding the foregoing, Landlord agrees to provide Tenant with commercially reasonable nondisturbance agreement(s) in favor of Tenant (if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease) from any and all ground or underlying leases and any liens of mortgages or deeds of trust of Landlord now existing or who later come(s) into existence at any time prior to the expiration of the term of the Lease, as it may be extended, in consideration of, and as a condition precedent to, Tenant’s agreement to be bound by this Section 20. Said nondisturbance agreements shall be in recordable form and may be recorded at Tenant’s election and expense. Tenant agrees to send to any mortgagees and/or deed of trust holders, by registered mail, a copy of any notice of default served by Tenant upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing (by way of notice of assignment of rents or otherwise) of the addresses of such mortgages and/or deed of trust holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, any such mortgagees and/or deed of trust holders shall have an additional thirty (30) days within which to cure such default, or if such default is not reasonably susceptible of cure within that time, then such additional time as may be reasonably necessary if within such (30) days, any mortgagee and/or deed of trust holder has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings), in which event this Lease shall not be terminated when such remedies are being diligently pursued.

21. ENTRY BY LANDLORD Landlord reserves, and shall at all reasonable times upon reasonable notice to Tenant (which may be written, oral, or electronic), but subject at all times to Tenant’s reasonable security requirements (except that no notice or compliance with security measures shall be required in case of emergency), have the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Complex, all without abatement of rent; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however, that the business of Tenant shall be interfered with to the least extent that is reasonably practical. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors, which shall only be used in case of an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Complex and to change the name, number or designation by which the Complex is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, or shall entitle Tenant to any reduction of rent hereunder. Notwithstanding the foregoing, if Landlord, at Landlord’s discretion and not by order of a government authority having jurisdiction, shall change the name, number, or designation by which the Premises is commonly known, then Landlord shall reimburse Tenant its reasonable costs of replacing its stationary, business cards and marketing materials to reflect such change(s).

22. BANKRUPTCY AND DEFAULT The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.

Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of five (5) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustments thereto. Tenant shall have a period of ten (10) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that if the nature of Tenant’s obligations is such than more than ten (10) days are required for performance, then Tenant shall not be in default if Tenant commences performance within such ten (10) day period and thereafter diligently prosecutes the same to completion. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

(a) The rights and remedies provided for by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2. Any proof by Tenant under subparagraphs (2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the rental loss that could be reasonably avoided from the balance of the term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.

(b) The rights and remedies provided by California Civil Code which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenants right to possession.

(c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

(d) The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the cost of such subletting, including, but not limited to, reasonable attorney’s fees, and any real estate commissions actually paid, and the cost of such alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this subparagraph (d), Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

(e) The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to subparagraph (d) above.

23. ABANDONMENT Tenant shall not abandon the Premises at any time during the term of this Lease; and if Tenant shall abandon or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

24. DESTRUCTION In the event the Premises are destroyed in whole or in part from any cause, Landlord may, at its option:

A. Rebuild or restore the Premises to their condition prior to the damage or destruction, or

B. Terminate this Lease.

If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors dues to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant’s trade fixtures, equipment, merchandise or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant’s sole cost and expense provided this Lease is not canceled according to the provisions above.

Notwithstanding anything to the contrary contained in this Section 24, or elsewhere in the Lease, if the Premises or the Building are wholly or partially damaged or destroyed within the final twelve (12) months of the Term of this Lease, or, if an applicable renewal option has been exercised, during the last year of any renewal term, so that Tenant shall be prevented from using the Premises for sixty (60) consecutive days due to such damage or destruction, then either

Landlord or Tenant may, at its option, by notice to the other party within sixty (60) days after the occurrence of such damage or destruction, elect to terminate the Lease.

Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4 of the California Civil Code.

In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. In the event the destruction of the Premises is caused by Tenant, Tenant shall pay the deductible portion of Landlord’s insurance proceeds.

25. EMINENT DOMAIN If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant’s personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any portion thereof, or (ii) any of the foregoing events occur with respect to the taking of any space in the Complex not leased hereby, or if any such space is so taken or conveyed in lieu of such taking and Landlord shall decide to discontinue the use and operation of the Complex, or decide to demolish, alter or rebuild the Complex, then in any of such events Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking or conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.

If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

26. SALE OR CONVEYANCE BY LANDLORD In the event of a sale or conveyance of the Complex or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease, so long as such successor in interest agrees to assume all of the transferor’s obligations under the Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

27. ATTORNMENT TO LENDER OR THIRD PARTY In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee’s foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

28. HOLDING OVER Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred seventy-five (175%) percent of the monthly Basic Rent required during the last month of the Lease term.

29. CERTIFICATE OF ESTOPPEL Tenant shall at any time upon not less than ten (10) days’ prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modifications except as may be represented by Landlord; that there are no uncured defaults in Landlord’s performance, and that not more than one month’s rent has been paid in advance.

30. CONSTRUCTION CHANGES It is understood that the description of the Premises and the location of the ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord’s architect determines to be desirable in the course of construction of the Premises, and no such changes, or any changes in plans for any other portions of the Complex shall affect this Lease or entitle Tenant to any reduction of rent hereunder (unless such changes shall reduce the rentable area of the Premises) or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

31. RIGHT OF LANDLORD TO PERFORM All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant’s part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as then quoted by the Bank of America from the date of such payment of performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non- payment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.

32. ATTORNEYS FEES

A. In the event that either party shall bring suit for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorney’s fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

B. Except as relates to injury to persons or damage to property the principal cause of which is the negligence of Landlord, should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney’s fee.

33. WAIVER The waiver by either party of the other party’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

34. NOTICES All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same with an officer of Tenant or delivered by a nationally recognized overnight courier service delivering at the Premises or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices, demands, requests, advices or designations by Tenant to Landlord shall be delivered to a partner of Landlord or to the head of Landlord’s property management company, sent by a nationally recognized overnight courier service delivering at the Premises, or sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices c/o Robert Wheatley Properties at 3225 Ash Street, Palo Alto, CA 94306. Each notice, request, demand advice or designation referred to in this paragraph shall be deemed received on the date of the personal service, on the date the overnight courier delivery is made, or three (3) days after the mailing thereof in the manner herein provided, as the case may be.

35. EXAMINATION OF LEASE Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant. Landlord and Tenant mutually intend that neither shall have any binding contractual obligations to the other with respect to the matters referred to herein unless and until this instrument has been fully executed by both parties.

36. DEFAULT BY LANDLORD Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such than more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. Any final award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Rent next due and payable under this Lease.

37. CORPORATE AUTHORITY If either party hereto is a corporation, partnership, trust, association or other entity, such party hereby covenants and warrants that (a) it is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) it has and is duly qualified to do business in the state in which the Complex is located, (c) it has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all its obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of such party is duly and validly authorized to do so and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

38. BASIC RENT ADJUSTMENT (intentionally omitted)

39. LIMITATION OF LIABILITY In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(i)	the sole and exclusive remedy shall be against Landlord’s interest in the Complex;

(ii)	no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership)

(iii)	no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership)

(iv)	no partner of Landlord shall be required to answer or otherwise plead to any service of process;

(v)	no judgment shall be taken against any partner of Landlord;

(vi)	any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

(vii)	no writ of execution will ever be levied against the assets of any partner of Landlord;

(viii)	these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

(ix)	The term, “Landlord”, as used in this section, shall mean only the owner or owners from time to time of the fee title or the tenant’s interest under a ground lease of the land described in Exhibit “B”, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord’s obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. Similarly, the obligations contained in this Lease to be performed by Landlord shall be binding on Landlord’s successors and assigns only during their respective periods of ownership. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

40. BROKERS Tenant and Landlord each warrant that it had dealing with only of the following real estate brokers or agents in connection with the negotiation of this Lease: Cornish & Carey Commercial Real Estate representing Landlord and Trammell Crow Company representing Tenant and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

41. SIGNS No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained (which consent shall not be unreasonably withheld, conditioned or delayed) and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice to which Landlord has not consented without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, then upon expiration or other sooner termination of this Lease, Tenant at Tenant’s sole cost and expense shall both remove such sign and repair all damage in such manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.

All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition, or wall which may appear unsightly from outside the Premises.

42. FINANCIAL STATEMENTS In the event Tenant tenders to Landlord any information on the financial stability, credit worthiness or ability of the Tenant to pay the rent due and owing under the Lease, then Landlord shall be entitled to rely upon the information provided in determining whether or not to enter into this Lease Agreement with Tenant and Tenant hereby represents and warrants to Landlord the following: (i) That all documents provided by Tenant to Landlord are true and correct copies of the original; and (ii) Tenant has not withheld any information from Landlord which is material to Tenant’s credit worthiness, financial condition or ability to pay the rent; and (iii) all information supplied by Tenant to Landlord is, at the time given, true, correct and accurate; and (iv) no part of the information supplied by Tenant to Landlord contains misleading or fraudulent statements.

A default under this paragraph shall be a non-curable default on behalf of Tenant and Landlord shall be entitled to pursue any right or remedy available to Landlord under the terms of this Lease or available to Landlord under the laws of the State of California.

43. HAZARDOUS MATERIALS

A. As used herein, the term “Hazardous Material” shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property including all of those materials and substances designated or defined as “hazardous” or “toxic” by (i) the Environmental Protection Agency, the California Water Quality Control Board, the Department of Labor, the California Department of Industrial Relations, the Department of Transportation, the Department of Agriculture, the Consumer Product Safety Commission, the Department of Health and Human Services, the Food and Drug Agency or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment, or by (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., as amended; the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., as amended; the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., as amended; the Hazardous Waste Control Law, California Health & Safety Code 25100 et seq., as amended; Sections 66680 through 66685 of Title 22 of the California Administration Code, Division 4, Chapter 30, as amended; and in the regulations adopted and publications promulgated pursuant to said laws.

B. Tenant shall not cause or permit any Hazardous Material to be used, stored, discharged, released or disposed of in, from, under or about the Premises or the Complex, or any other land or improvements in the vicinity of the Premises or the Complex in violation of applicable laws. Notwithstanding the foregoing, Tenant may use and store reasonable amounts of customary cleaning supplies and other substances required in the conduct of Tenant’s business, provided the same are used and stored in compliance with any and all federal, state, and local laws, ordinances and regulations governing the same. If the presence of Hazardous Materials on the Premises or the Complex caused or permitted by Tenant results in contamination of the Premises or the Complex or any soil in or about the Premises or the Complex, Tenant, at its expense shall promptly take all actions necessary to return the Premises or the Complex to the condition existing prior to the appearance of such Hazardous Material caused or permitted by Tenant, Tenant’s contractors, agents, or invitees. The termination of this Lease shall not terminate or reduce the liability or obligations of Tenant under this Section, or as may be required by law, to clean up, monitor or remove any Hazardous Materials from the Premises or the Complex.

Tenant shall defend, hold harmless and indemnify Landlord and its agents and employees with respect to all claims, damages and liabilities arising out of or in connection with any Hazardous Material used, stored, discharged, released or disposed of in, from, under or about the Premises or the Complex, where said Hazardous Material is or was attributable to the activities of Tenant, its agents or contractors during the Lease term and whether or not Tenant had knowledge of such Hazardous Material, including, without limitation, any cost of monitoring or removal, any reduction in the fair market value or fair rental value of the Premises or the Complex and any loss, claim or demand by any third person or entity relating to bodily injury or damage to real or personal property.

Tenant shall not suffer any lien to be recorded against the Premises or the Complex as a consequence of a Hazardous Material, including any so called state, federal or local “super fund” lien related to the “clean up” of a Hazardous Material in or about the Premises, where said Hazardous Material is or was attributable to the activities of Tenant.

C. In the event Hazardous Materials are discovered in or about the Premises or the Complex, and Landlord has substantial reason to believe that Tenant was responsible for the presence of the Hazardous Material, then Landlord shall have the right to appoint a consultant, at Tenant’s expense, to conduct an investigation to determine whether Hazardous Materials are located in or about the Premises or the Complex and to determine the corrective measures, if any, required to remove such Hazardous Materials. Tenant, at its expense, shall comply with all recommendations of the consultant, as required by law. To the extent it is determined that Tenant was not responsible for the presence of the Hazardous Materials, then Landlord shall reimburse Tenant for any costs incurred by Landlord and paid by Tenant under the terms of this paragraph 45.C.

Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises or the Complex concerning a Hazardous Material of which Tenant has knowledge. Tenant acknowledges that Landlord, as the owner of the Property, at its election, shall have the sole right, at Tenant’s expense, to negotiate, defend, approve and appeal any action taken or order issued with regard to a Hazardous Material by an applicable governmental authority. Provided Tenant is not in default under the terms of this Lease, Tenant shall likewise have the right to participate in any negotiations, approvals or appeals of any actions taken or orders issued with regard to the Hazardous Material and Landlord shall not have the right to bind Tenant in said actions or orders.

D. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee’s or subtenant’s anticipated use of the Premises involves the storage, use or disposal of Hazardous Material; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to “clean up” Hazardous Material; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.

E. Tenant shall surrender the Premises to Landlord, upon the expiration or earlier termination of the Lease, free of Hazardous Materials which are or were attributable to Tenant. If Tenant fails to so surrender the Premises, Tenant shall indemnify and hold Landlord harmless from all damages resulting from Tenant’s failure to surrender the Premises as required by this paragraph, including, without limitation, any claims or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises or the Complex by reason of the existence of any Hazardous Materials, which are or were attributable to the activities of Tenant, in or around the Premises or the Complex. Notwithstanding any provision to the contrary in this Lease, if any action is required to be taken by a governmental authority to clean-up, monitor or remove any Hazardous Materials, which are or were attributable to the activities of Tenant, from the Premises or the Complex and such action is not completed prior to the expiration or earlier termination of the Lease, then at Landlord’s election (i) this Lease shall be deemed renewed for a term commencing on the expiration date of this Lease and ending on the date the clean-up, monitoring or removal procedure is completed (provided, however, that the total term of this Lease shall not be longer than 34 years and 11 months); or (ii) Tenant shall be deemed to have impermissibly held over and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or fair rental value of the Premises or the Complex by reason of the existence of the Hazardous Material.

F. Upon the Lease Commencement Date, Tenant shall provide to Landlord a complete list of all chemicals, toxic waste or other materials constituting Hazardous Materials other than standard office and janitorial supplies employed by Tenant within the Premises. Throughout the terms of the Lease, Tenant shall continue to update this list of chemicals, contaminants and Hazardous Materials.

Notwithstanding anything to the contrary in this Lease, in no case shall Tenant be responsible for Hazardous Materials or contamination there from in, on, or under the Premises or the Complex which precedes the Commencement Date unless it can be shown that Tenant is directly responsible for said contamination.

44. MISCELLANEOUS AND GENERAL PROVISIONS

A. Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.

B. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

C. The term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

D. Time is of the essence of this Lease and of each and all of its provisions.

E. If this Lease is recorded, at the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant’s Premises are a part.

F. This instrument along with any exhibits and attachments hereto constitute the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that all prior or contemporaneous oral agreements between and among themselves and the agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

G. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

H. Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant’s rights hereunder are not materially adversely affected and so long as Tenant’s obligations hereunder are not materially increased or altered.

I. Paragraph(s) 45 through 47 are/is added hereto and are/is included as a part of this Lease.

J. Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

K. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

45. “AS IS” ‘Except as specifically set forth in Section 8 of the Lease and in this Section 45, Tenant agrees to lease the Premises in an “as-is” condition, and any alterations or modifications to the Premises shall be made in accordance with paragraph 8 & 9 of the Lease and shall not delay the commencement of the Lease nor delay the payment of rent and all such modifications shall be at Tenant’s sole cost and expense; notwithstanding the Tenant taking the Premises in “as-is” condition, Landlord shall be responsible, at Landlord’s sole cost and expense, for the following items: 1) Delivery of the Premises to Tenant with the building systems, including but not limited to roof membrane, plumbing, mechanical, and electrical systems are in good working order 2) As needed interior painting, shampooing of carpets, polishing of floor tiles and re-striping of the parking lot 3) If an issue exists as of the commencement date with the Premises as delivered relating to the Americans with Disabilities Act (“ADA”), Landlord shall bring the Premises into compliance. All of these items 1 – 3 in this paragraph (if required) shall be complete no later than January 1, 2007. Landlord shall also reimburse Tenant for its qualified tenant improvement costs as more specifically described in Exhibit C to the Lease

Tenant shall be responsible for compliance with all laws relating to Tenant’s specific use or alteration of the Premises.

46. OPTION TO EXTEND Subject to the terms and conditions set forth hereafter, Tenant is granted the one-time option to extend (“Option to Extend”) the initial term of the Lease for one (1) additional period of three (3) years beginning immediately following the initial Lease term and ending on December 31, 2014 upon the following terms:

A. Tenant shall notify Landlord in writing of the exercise of the Option to Extend to Landlord not less 12 months prior to the expiration of the original Lease term. The extended term of this Lease shall commence on January 1, 2012 and shall expire on December 31, 2014.

B. The Basic Rent will be adjusted to equal the “Fair Market Rental Rate,” (defined below) as mutually agreed upon by Landlord and Tenant within sixty (60) days after Tenants exercise of the Option to Extend. If the parties are unable to agree on the Basic Rent within such sixty (60) day period, the Fair Market Rental Rate shall be determined by the appraisal process set forth in paragraph E. below.

C. The Additional Rent described in paragraph 4D of the Lease shall continue to be paid and adjusted according to paragraph 4D of this Lease.

D. The Option to Extend can be exercised only by Tenant or a Permitted Transferee for its sole use of the Premises and may not be exercised by any other assignee of the Lease or sublessee of the Premises or a part thereof.

E. If Tenant is in default on the date of giving the Option Notice, and Tenant does not cure such default as provided for in Paragraph 22 of the Lease, the Option Notice shall be void and of no effect. If Tenant is in default on the date the Option Term is to commence, and Tenant does not cure such default as provided for in Paragraph 22 of the Lease, then, at the sole election of Landlord, such term shall not commence and this Lease shall expire at the end of the initial term.

F. If Landlord and Tenant do not mutually agree as to the Fair Market Rental Rate within sixty (60) days, then the Fair Market Rental Rate will be determined according to the following procedure:

(1) Each party will within ten (10) days following the expiration of the initial sixty (60) day period appoint a real estate appraiser or broker having no less than five (5) years’ experience in the commercial leasing market in Palo Alto, California, to determine the Fair Market Rental Rate. If one party fails to so designate an appraiser within the time required, the determination of Fair Market Rental Rate of the appraiser who has been timely designated by the other party will be binding on both parties.

(2) The appraisers will submit their determinations of Fair Market Rental Rate to both parties within thirty (30) days after their selection.

(3) If the determinations of the two appraisers or brokers are within five (5) percent of each other, then their determinations shall be averaged to determine the Fair Market Rental Rate and no further determination will be required; if the determinations differ by more than five (5) percent, then subsection 4 below shall apply.

(4) Within ten (10) days of the date the second appraiser’s determination is submitted to the parties, the two appraisers will designate as third appraiser a real estate attorney or broker having no less than ten (10) years’ experience in the retail leasing market in Palo Alto, California. The sole responsibility of the third appraiser will be to determine which of the determinations made by the first two appraisers is most accurate. The third appraiser has no right to propose a middle ground or any modification of either of the determinations made by the first two appraisers. The third appraiser’s choice will be submitted to the parties within twenty (20) days after his or her selection.

Such determination will bind both of the parties and will establish the Fair Market Rental Rate.

(5) If the Fair Market Rental Rate has not been determined prior to the commencement of the Extended Term, Tenant will continue to pay the then prevailing Basic Rent and at such time as the Fair Market Rental Rate is determined, Tenant will pay any additional amount or Landlord will refund any overpayment retroactive to the commencement of the Extended Term.

(6) Each party will pay the fees and expenses of the appraiser selected by it, and one-half (1/2) of the fees and expenses of the third appraiser if applicable.

F. “Fair Market Rental Rate” shall mean the effective base rental rates, including all escalations, at which tenants lease comparable space as of the commencement of the Option Term. For purposes hereof, “comparable space” means office space that is to the extent available for comparison (i) not subleased; (ii) not subject to another tenant’s expansions rights; (iii) comparable in size, location and quality to the Premises; (iv) leased for a term comparable to the Option Term; and (v) located in a comparable building in the Palo Alto, California area. In determining the rental rate of comparable space, the parties shall include all escalations and take into consideration the following concessions: (x) rental abatement concessions, if any, being granted to tenants in connection with the comparable space; (y) tenant improvements or allowances provided or to be provided for the comparable space, taking into account the value of the existing improvements in the Premises (except to the extent such improvements have been installed in the Premises at Tenant’s expense), as compared to the value of the improvements in comparable space (excepting those installed at the expense of the tenant); and (z) all other monetary and non-monetary concessions, if any, being granted to tenants in connection with the comparable space.

47. EARLY TERMINATION Tenant is hereby granted a one time right to terminate the Lease as of December 31, 2009 (“Early Termination Right”) which Tenant may exercise by doing each of the following in a timely manner: 1) providing Landlord with a minimum of six (6) months prior written notice and 2) paying an early termination fee to Landlord in good funds in the amount of One Hundred Ninety Eight Thousand Dollars ($198,000.00) (the “Early Termination Fee”) no later than December 1, 2009. If Tenant fails to give the required notice or pay the Early Termination Fee in a timely manner, this Early Termination Right shall be void and of no further effect and the term of the Lease shall expire on December 31, 2011, unless sooner terminated or extended pursuant to the terms of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD:		TENANT:
El Camino Center		Danger, Inc.

By	/s/ Jack R. Wheatley	By	/s/ Henry R. Nothhaft
Name	Jack R. Wheatley	Name	Henry R. Nothhaft
	(printed)		(printed)
Title	Mng. Partner	Title	CEO

EXHIBIT “A”

EXHIBIT B

1" = 150 ft.
EL CAMINO REAL
PORTAGE AVE
ACACIA AVE
OLIVE AVE
LAMBERT AVE
ASH ST
PARK BLVD
395
385
315
305
295
285
265

EXHIBIT C

Tenant Improvements

Tenant shall manage and be responsible for the design and construction of its tenant improvements, subject to Section 9 of the Lease. Landlord shall provide construction management services to Tenant at a cost not to exceed Five Hundred Twenty Dollars ( $520.00 ) per month based on the expectation of attending weekly construction meetings and facilitating Tenant’s construction performed under a contract with an independent general contractor.

The cost and expense of any the tenant improvements shall be borne solely by Tenant except as specifically provided for in Paragraph 45 of the Lease and as follows:

Landlord shall provide Tenant with an allowance of $10.00 per rentable square foot, to be utilized by Tenant for its interior improvements to the Premises (the “Tenant Improvement Allowance”). Tenant shall submit proof of payment to Landlord for its reasonable construction costs of tenant improvements (not including Tenant’s fixtures) within thirty (30) days of receipt of such proof of payment Landlord shall reimburse Tenant such costs up to the full amount of the Tenant Improvement Allowance. Landlord shall accept requests for draws against the Tenant Improvement Allowance from the date of Lease commencement through August 31, 2007. Despite any balance of Tenant Improvement Allowance unclaimed by submittal to Landlord of qualified proof of payment as of September 1, 2007, Landlord shall have no further liability to Tenant for reimbursement of any Tenant Improvement Allowance for claims not made prior to August 31, 2007.